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                                                                   EXHIBIT 24(a)

                         POWER OF ATTORNEY OF TRUSTEES


                     Each of the undersigned Trustees of First Union Real Estate Equity and Mortgage Investments hereby appoints Paul F. Levin, Gregory
D. Bruhn, and John J. Dee, and each of them as his attorney-in-fact, to execute, in his name and in his capacity as a Trustee, and to file a Registration Statement on Form S-8 relating to the Shares of Beneficial Interest and related Rights to be issued under the First Union Real Estate Equity and Mortgage Investments 1981 Employee Share Option Plan, As Amended, and any amendment (including post-effective amendment) or supplement thereto.



/s/ Otes Bennett, Jr.                                    /s/ Kenneth K. Chalmers
- --------------------------------------------             --------------------------------------------
Otes Bennett, Jr.                                        Kenneth K. Chalmers



/s/ William E. Conway                                    /s/ Daniel G. DeVos
- --------------------------------------------             --------------------------------------------
William E. Conway                                        Daniel G. DeVos



/s/ Allen H. Ford                                        /s/ Russell R. Gifford
- --------------------------------------------             --------------------------------------------
Allen H. Ford                                            Russell R. Gifford



/s/ Stephen R. Hardis                                    /s/ E. Bradley Jones
- --------------------------------------------             --------------------------------------------
Stephen R. Hardis                                        E. Bradley Jones


                                       /s/ James C. Mastandrea
                             --------------------------------------------
                                         James C. Mastandrea